                                                                    EXHIBIT 21.0
SUBSIDIARIES



                                                 JURISDICTION OF
NAME                                             INCORPORATION
----                                             -------------

FSI International, Ltd.                          Guam
SCD Mountain View, Inc.                          Minnesota
Semiconductor Systems, Inc.                      California



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*  FSI International, Inc. also owns interests in Metron Technology B.V. (20.4%)
 and m-FSI, Ltd. (49%).